UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2017

WHERE FOOD COMES FROM, INC.

(Exact Name of Registrant as Specified in its Charter)

Colorado (State or Other Jurisdiction of Incorporation)	333-133634 (Commission File Number)	43-1802805 (I.R.S. Employer Identification No.)

202 Sixth Street, Suite 400
Castle Rock, Colorado		80104
(Address of Principal Executive Offices)		(Zip Code)

(303) 895-3002
(Registrant’s Telephone Number, Including Area Code)

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Shareholders

On May 16, 2017, the Company held its 2017 Annual Meeting of Stockholders. Each proposal subject to a vote at the 2017 Annual Meeting was described in detail in the Company’s 2017 Proxy Statement. With respect to each of the proposals the Company’s stockholders voted as indicated below.

1. Election of Directors	For	Withheld
• John Saunders	17,218,201	976,500
• Leann Saunders	17,217,901	976,800
• Peter C. Lapaseotes, Jr.	17,148,691	1,046,010
• Adam Larson	18,172,601	22,100
• Dr. Gary Smith	18,171,901	22,800
• Robert Van Schoick II	18,171,891	22,810
• Tom Heinen	18,172,201	22,500
• Graeme P. Rein	18,172,191	22,510
• Michael D. Smith	18,172,201	22,500

	For	Against	Abstain
2. Ratification of EKS&H, LLLP as the 2017 independent registered public accounting firm	22,056,34	2,657	409,321

3. Approval, by non-binding advisory vote, the compensation of the Company’s named officers	17,640,508	438,820	115,373

	1 Year	2 Year	3 Year	Abstain
4. Recommendation, by non-binding advisory vote, the frequency of future advisory votes on executive compensation	5,825,870	64,141	12,198,986	105,704

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHERE FOOD COMES FROM, INC. (Registrant)

	By:	/s/ Dannette Henning
Date: May 17, 2017		Dannette Henning
Chief Financial Officer